UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2022

Date of Report (Date of earliest event reported)

Greencity Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39404	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Eshan Road, Floor 6, Pudong New District, Shanghai, China	200120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 21-2025-7919

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.001, one redeemable warrant to purchase one-half ordinary share	GRCYU	The Nasdaq Stock Market LLC
Ordinary Share	GRCY	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half ordinary share	GRCYW	The Nasdaq Stock Market LLC

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2022, the Company received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that Greencity Acquisition Corporation (the “Company”) is not in compliance with Nasdaq Listing Rule 5250(c)(1) (“Rule 5250(c)(1)”) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing of the Company’s stock on Nasdaq, and it states that the Company is required to submit a plan to regain compliance with Rule 5250(c)(1) within 60 calendar days from the date of the Notice. If the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Form 10-Q to regain compliance.

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2022, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense.

On December 8, 2022, the Company filed the Form 10-Q. On December 12, 2022, the Company received a letter from Nasdaq stating, that based on the Company’s filing of its Form 10-Q for the quarter ended September 30, 2022, Nasdaq has determined that the Company now complies with the filing criteria established in Nasdaq Listing Rule 5250(c)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of December 13, 2022, by the undersigned hereunto duly authorized.

Greencity Acquisition Corporation

By:	/s/ Jinlong Liu
Jinlong Liu
Chief Executive Officer